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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Medtronic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Explanatory Note:    In the Medtronic Proxy Statement filed with the Securities and Exchange Commission on July 19, 2002 and dated as of July 22, 2002, there was an error in the Executive Compensation table that has now been corrected, as reflected below. The error appeared in the disclosure regarding compensation paid to Keith E. Williams during Medtronic's fiscal year ended April 30, 2000. The Proxy Statement filed on July 19, 2002 indicated that Mr. Williams received a cash bonus during fiscal 2000 of $246,758 when, in fact, Mr. Williams elected to receive stock options in lieu of that cash bonus payment under the Management Incentive Plan. As a result, we have corrected the disclosure with respect to Mr. Williams' compensation for fiscal 2000 as set forth in the table below and we have corrected the disclosure in Footnote 2 to the Executive Compensation Table to give effect to that correction, also as set forth below. The number that appears in the "Securities Underlying Options / SARs" column for fiscal 2000 for Mr. Williams was and is correct in the Proxy Statement filed on July 19, 2002 and gives effect to his election to receive stock options in lieu of his cash bonus payment under the Management Incentive Plan. There are no other revisions, corrections or amendments to the Medtronic Proxy Statement filed on July 19, 2002.

EXECUTIVE COMPENSATION

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 26, 2002, April 27, 2001 and April 30, 2000 awarded to or earned by the Chief Executive Officer, each of the other four most highly compensated executive officers of Medtronic, and Dr. Nelson, who would have been in this group had he not retired before fiscal year end.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options/SARs (#)(2)(5)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Keith E. Williams Senior Vice President & Chief Quality Officer	2002 2001 2000	358,595 320,008 275,000	244,203 207,704 —	— — —	— — —	98,062 46,700 80,735	— 95,420 —	22,598 21,264 19,769

(2)
"Bonus" column does not include cash bonus payments that Dr. Nelson and Messrs. Ryan and Williams elected to forgo in order to receive stock options granted in lieu of all of their cash bonus compensation under the Management Incentive Plan. The cash bonus payments forgone by Dr. Nelson and Messrs. Ryan and Williams, respectively, were: fiscal 2002, $292,461 by Mr. Ryan; fiscal 2001, $408,169 by Dr. Nelson and $255,225 by Mr. Ryan; fiscal 2000, $490,098 by Dr. Nelson, $275,373 by Mr. Ryan and $246,758 by Mr. Williams. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation—Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

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EXECUTIVE COMPENSATION
Summary Compensation Table